                                                                       EXHIBIT 5




                                 (312) 269-8965

                            WRITER'S INTERNET ADDRESS
                              STONEDA@SEYFARTH.COM

                                 March 13, 2000


American Classic Voyage Co.
Two North Riverside Plaza
Chicago, IL  60606

         RE:   AMERICAN CLASSIC VOYAGES CO. 1999 STOCK OPTION PLAN

Ladies and Gentlemen:

         We have acted as counsel for American Classic Voyages Co., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 3,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of options granted under the American Classic Voyages Co. 1999 Stock Option Plan (the "Plan").

         We have examined the Articles of Incorporation of the Company, as amended, the bylaws of the Company, as amended, certain resolutions of the Company's Board of Directors and such other corporate records, certificates, documents and matters of law as we have deemed necessary to render this opinion. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

         We do not express herein any opinion concerning any law other than applicable federal law and the corporate law of the State of Delaware, which we deem to include the Delaware General Corporations Law, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the laws.

         Based on the foregoing, we are of the opinion that (i) the issuance of the Common Stock has been duly authorized by the Company, and (ii) that when issued in accordance with the terms of the Plan, the shares of Common Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibits 5 and 23.2 to the Registration Statement.

                                         Very truly yours,

                                         SEYFARTH, SHAW, FAIRWEATHER & GERALDSON